Exhibit 3.1

CERTIFICATE OF AMENDMENT OF THE CERTIFICATE OF INCORPORATION

OF

M&T BANK CORPORATION

Under Section 805 of the Business Corporation Law

The undersigned, being the President and Chief Operating Officer and Senior Vice President and Corporate Secretary of M&T Bank Corporation (the “Corporation”), do hereby certify and set forth as follows:

(1) The name of the Corporation is M&T BANK CORPORATION. The name under which the Corporation was formed is First Empire State Corporation.

(2) The certificate of incorporation of the Corporation was filed by the Department of State on the 6th day of November, 1969.

(3) The board of directors of the Corporation (the “Board of Directors”), in accordance with the certificate of incorporation of the Corporation and applicable law, adopted resolutions on the 20th day of February, 2021 and the 20th day of April, 2021, increasing the number of authorized shares of the Corporation’s stock from two hundred fifty-one million (251,000,000) to two hundred seventy million (270,000,000) and increasing the number of authorized shares of the Corporation’s preferred stock, par value of one dollar ($1.00) per share, from one million (1,000,000) to twenty million (20,000,000).

(4) The certificate of incorporation is hereby amended by amending and restating Article FOURTH, Section 1, as follows:

1. The aggregate number of shares of stock which the Corporation shall have authority to issue is two hundred seventy million (270,000,000) shares, divided into two classes, namely, preferred shares and common shares. The number of preferred shares authorized is twenty million (20,000,000) shares of the par value of one dollar ($1.00) per share. The number of common shares authorized is two hundred fifty million (250,000,000) shares of the par value of fifty cents ($0.50) per share. Notwithstanding anything to the contrary herein, so long as the Corporation’s Perpetual Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series E (the “Series E Preferred Stock”), Perpetual Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series F (the “Series F Preferred Stock”) and Perpetual 5.0% Fixed-Rate Reset Non-Cumulative Preferred Stock, Series G (the “Series G Preferred Stock” and, together with the Series E Preferred Stock and the Series F Preferred Stock, the “Outstanding Preferred Stock”) are outstanding, the Corporation shall not have the authority to authorize or create or to issue any class or series of stock or any securities convertible into any class or series of stock that ranks senior to the Outstanding Preferred Stock in either the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation unless approved by the holders of the Outstanding Preferred Stock that is then outstanding at that time in accordance with the terms thereof.

(5) This amendment to the certificate of incorporation of the Corporation was authorized, pursuant to section 803(a) of the Business Corporation Law, by the vote of the Board of Directors and the vote of at least a majority of the holders of the Corporation’s common stock outstanding and entitled to vote at the Corporation’s special meeting on the 25th day of May, 2021.

IN WITNESS WHEREOF, the undersigned have executed, signed and verified this certificate this 29th day of March, 2022.

M&T BANK CORPORATION

By:	/s/ Richard S. Gold
Name: Richard S. Gold
Title: President and Chief Operating Officer

By:	/s/ Marie King
Name: Marie King
Title: Senior Vice President and Corporate Secretary

STATE OF NEW YORK )

) SS.:

COUNTY OF ERIE )

Richard S. Gold, being first duly sworn, deposes and says that he is the President and Chief Operating Officer of M&T Bank Corporation, that he has read the foregoing certificate and knows the contents thereof and that the statements therein contained are true.

By:	/s/ Richard S. Gold
Name: Richard S. Gold
Title: President and Chief Operating Officer

Sworn to before me

this 29th day of March, 2022.

/s/ John M. Baxter
Notary Public

STATE OF NEW YORK )

) SS.:

COUNTY OF ERIE )

Marie King, being first duly sworn, deposes and says that she is the Senior Vice President and Corporate Secretary of M&T Bank Corporation, that she has read the foregoing certificate and knows the contents thereof and that the statements therein contained are true.

By:	/s/ Marie King
Name: Marie King
Title: Senior Vice President and Corporate Secretary

Sworn to before me

this 29th day of March, 2022.

/s/ John M. Baxter
Notary Public